INDEPENDENT ACCOUNTANTS' CONSENT


We consent to use in this registration Statement of Science Dynamics Corporation on Form SB-2 of our report dated March 10, 2001 on the consolidated financial statements of Science Dynamics and its subsidiary appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading " Experts" in such Prospectus.


                  PETER C. COSMAS CO., CPA'S

                  /s/Peter C. Cosmas Co., CPA's
                  -----------------------------
                  New York, New York
                  June 4, 2001